UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 30, 2018 (November 29, 2018)

Equitrans Midstream Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Liberty Avenue, Suite 2000 Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (412) 395-2688

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

On November 29, 2018, Equitrans Midstream Corporation (ETRN) entered into multiple Unit Purchase Agreements (the Unit Purchase Agreements) with funds managed by Neuberger Berman Investment Adviser LP, funds managed by Goldman Sachs Asset Management, L.P., funds managed by Cushing Asset Management, LP, funds managed by Kayne Anderson Capital Advisors, L.P., and ZP Energy Fund, L.P. (collectively, the Selling Unitholders), pursuant to which ETRN agreed to purchase an aggregate of 12,763,292 common units (EQGP Common Units) representing limited partner interests in EQGP Holdings, LP, a Delaware limited partnership (EQGP), for a purchase price of $20.00 per EQGP Common Unit (the Purchase Price), or $255,265,840 in the aggregate (such transactions, the Unit Purchases).

The Unit Purchases are expected to close at 9:00 a.m., Eastern Time, on December 31, 2018, unless ETRN delivers written notice to a Selling Unitholder no later than one calendar day prior to December 31, 2018 specifying a later date (which later date is no more than 30 days following December 31, 2018). Following the closing of all of the Unit Purchases, ETRN will own approximately 288,772,058 EQGP Common Units, representing approximately 95.5% of the outstanding EQGP Common Units based on 302,470,474 EQGP Common Units outstanding on the date hereof.

The Unit Purchase Agreements contain customary representations, warranties, covenants and conditions. In addition, each party to a Unit Purchase Agreement must indemnify the counterparty for any breaches of such party’s representations or warranties or any breaches or failures to fulfill any covenant of such party.

The summary of the Unit Purchase Agreements set forth above are qualified by reference to the full text of the Unit Purchase Agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K.

Item 7.01.                                        Regulation FD.

The information set forth in Item 1.01 and Item 8.01 is incorporated herein by reference.

On November 30, 2018, ETRN issued a press release related to the execution of the Unit Purchase Agreements, the potential exercise of the Limited Call Right (as defined below) and the Proposed IDR Transaction (as defined below), a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information set forth in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is not an offer to sell or exchange, or solicitation of an offer to buy, any securities, or a solicitation of consents with respect to any securities.

The information set forth in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of ETRN’s filings under the Securities Act of 1933, as amended (the Securities Act), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filings. The filing of this Item 7.01, including Exhibit 99.1, of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 8.01.                                        Other Events.

Limited Call Right

Following the closing of a sufficient number of the Unit Purchases that would result in ETRN and its affiliates owning more than 95% of the outstanding EQGP Common Units, ETRN intends to purchase any and all remaining outstanding EQGP Common Units (other than EQGP Common Units owned by ETRN and its affiliates, including those acquired in the Unit Purchases) pursuant to the exercise of the limited call right (the Limited Call Right) provided for in Section 15.1(a) of the Second Amended and Restated Agreement of Limited Partnership of

EQGP, dated as of October 12, 2018 (as may be amended from time to time, the EQGP Partnership Agreement), at a price per EQGP Common Unit not less than the Purchase Price. After giving effect to the exercise of the Limited Call Right, ETRN and its affiliates will own all the outstanding EQGP Common Units. If one or more Closings do not occur such that ETRN and its affiliates do not own more than 95% of the outstanding EQGP Common Units, ETRN may not be able to exercise the Limited Call Right. For purposes of calculating the number of EQGP Common Units owned by ETRN and its affiliates, directors and officers of ETRN and EQGP are deemed not to be “affiliates.”

Debt Commitment Letter

On November 28, 2018, ETRN entered into a commitment letter (the Debt Commitment Letter) with Goldman Sachs Bank USA, Guggenheim Securities, LLC (collectively, the Arrangers) and certain financing sources party thereto (Goldman Sachs Bank USA and such financing sources, the Commitment Parties) pursuant to which the Commitment Parties have committed to provide ETRN with a senior secured term loan B facility of up to an aggregate principal amount of $650 million (the Term Facility).  The Term Facility will be available to ETRN to finance, among other things, the Unit Purchases, the exercise of the Limited Call Right and the payment of associated fees and expenses, subject to customary conditions contained in the Debt Commitment Letter, including, without limitation, (a) the execution and delivery of definitive documentation, (b) the substantially concurrent consummation of the Unit Purchases and (c) since November 12, 2018, there not occurring a material adverse effect on the business, operations or financial condition of ETRN and its subsidiaries, taken as a whole.

Proposed IDR Transaction

On November 30, 2018, ETRN made a proposal to the board of directors of EQM Midstream Services, LLC, a Delaware limited liability company (the EQM General Partner) and the general partner of EQM Midstream Partners, LP, a Delaware limited partnership (EQM), conditioned upon completion of the Limited Call Right such that EQGP is a wholly-owned subsidiary of ETRN, pursuant to which to ETRN would exchange the incentive distribution rights (IDRs) and general partner units in EQM that it holds, directly or indirectly, for (a) newly-issued common units (EQM Common Units) representing limited partner interests in EQM and newly-issued payment-in-kind units (EQM PIK Units) representing limited partner interests in EQM, and (b) a non-economic general partner interest in EQM (the Proposed IDR Transaction).  The Proposed IDR Transaction would be accomplished by merging a subsidiary of EQM with and into EQGP, with EQGP surviving as a wholly-owned subsidiary of EQM.  In the merger, (i) ETRN’s noneconomic general partner interest in EQGP would be exchanged for the noneconomic general partner interest in EQM, (ii) ETRN’s economic interests in EQGP would be exchanged for a combination of EQM Common Units and EQM PIK Units and (iii) the incentive distribution rights and economic general partner interest in EQM held by EQGP would be cancelled. The aggregate number of EQM Common Units and EQM PIK Units issued by EQM in the Proposed IDR Transaction would be 95 million.

The EQM PIK Units would be a new class of units identical to EQM Common Units in all respects except that distributions on the EQM PIK Units would be paid through the issuance of additional EQM PIK Units. The EQM PIK Units would automatically convert into newly-issued EQM Common Units on a one-for-one basis (subject to adjustments for any unit split or combination or other similar transaction) at a date to be determined. The Proposed IDR Transaction is subject to negotiation with the board of directors of EQM or its conflicts committee and there can be no assurances that the Proposed IDR Transaction is completed on the terms set forth herein or at all.

ADDITIONAL INFORMATION

As of the date of this Current Report on Form 8-K, ETRN has not acquired the EQGP Common Units subject to the Unit Purchase Agreements and has not exercised the Limited Call Right. However, the execution of the Unit Purchase Agreements may be deemed to constitute a step towards one or more transactions that may constitute a “Rule 13e-3 transaction” under the rules and regulations of the Securities and Exchange Commission (the SEC) pursuant to the Exchange Act. Accordingly, ETRN filed a Transaction Statement on Schedule 13E-3 with the SEC on November 30, 2018. No Unit Purchases will occur until at least 30 days after the filing of such Transaction Statement on Schedule 13E-3 in order to satisfy the requirements of Rule 13e-3 and the Transaction Statement on Schedule 13E-3.

CAUTIONARY STATEMENTS

Disclosures in this Current Report on Form 8-K contain certain forward-looking statements within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this Current Report on Form 8-K specifically include the expected exercise of the Limited Call Right and closing of the Unit Purchases; the ability to execute the Proposed IDR Transaction; the expected terms of the Proposed IDR Transaction; and the expected timing of closing the transactions. These statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. ETRN has based these forward-looking statements on current expectations and assumptions about future events. While ETRN considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond ETRN’s control. The risks and uncertainties that may affect the operations, performance and results of ETRN’s business and forward-looking statements include, but are not limited to, those risks discussed in ETRN’s Registration Statement on Form 10 and other filings with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made and ETRN does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1

Unit Purchase Agreement, dated November 29, 2018, among ETRN and funds managed by Neuberger Berman Investment Adviser LP (incorporated by reference to Exhibit (d)(8) to the Transaction Statement on Schedule 13E-3 filed by ETRN with the Securities and Exchange Commission on November 30, 2018)

10.2

Unit Purchase Agreement, dated November 29, 2018, among ETRN and funds managed by Goldman Sachs Asset Management, L.P. (incorporated by reference to Exhibit (d)(9) to the Transaction Statement on Schedule 13E-3 filed by ETRN with the Securities and Exchange Commission on November 30, 2018)

10.3

Unit Purchase Agreement, dated November 29, 2018, among ETRN and funds managed by Cushing Asset Management, LP (incorporated by reference to Exhibit (d)(10) to the Transaction Statement on Schedule 13E-3 filed by ETRN with the Securities and Exchange Commission on November 30, 2018)

10.4

Unit Purchase Agreement, dated November 29, 2018, among ETRN and funds managed by Kayne Anderson Capital Advisors, L.P. (incorporated by reference to Exhibit (d)(11) to the Transaction Statement on Schedule 13E-3 filed by ETRN with the Securities and Exchange Commission on November 30, 2018)

10.5

Unit Purchase Agreement, dated November 29, 2018, by and between ETRN and ZP Energy Fund, L.P. (incorporated by reference to Exhibit (d)(12) to the Transaction Statement on Schedule 13E-3 filed by ETRN with the Securities and Exchange Commission on November 30, 2018)

99.1	News release, dated November 30, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

Date: November 30, 2018	By:	/s/ Kirk R. Oliver

Name: Kirk R. Oliver
Title: Senior Vice President and Chief Financial Officer